October 31, 2013

Re: Registration Statement on Form S-1 of ColorStars Group, Inc.

Dear Directors:

You have requested our opinion as counsel for ColorStars Group, Inc., a Nevada corporation (the "Company"), in connection with the filing of the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on or about the date hereof, as to the legality of 37,028,090 shares of common stock, par value $0.001 per share, offered by the selling shareholders in the Company (the "Shares).

We have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the Registration Statement; the Articles of Incorporation and any amendments thereto; the Bylaws and any amendments thereto; the Company's resolutions of the Board of Directors authorizing the issuance of shares and the registration described above; and such other corporate documents and matters as we have deemed necessary to render our opinion. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the factual matters contained therein.

Based upon and subject to the foregoing, it is our opinion that the 37,028,090 shares of common stock being offered by the selling shareholders and which are being registered in the Registration Statement have been duly authorized, issued, fully paid and are non-assessable, and when distributed and sold in the manner referred to in the Registration Statement will continue to be legally issued, fully paid, and non-assessable.

We hereby consent to the discussion in the Registration Statement of this opinion, to the filing of this opinion as an exhibit to the Registration Statement, to the references to our firm under the caption "Interest of Named Experts and Counsel," and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof.

Sincerely,

Gribben & Associates, Inc.

Steven M. Gribben, Esq.